UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2015

BARINGTON/HILCO ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36832	47-1455824
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

888 Seventh Avenue, 17th Floor

New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 974-5710

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events.

On February 11, 2015, Barington/Hilco Acquisition Corp. (the “Company”) consummated an initial public offering (“IPO”) of 4,000,000 of its units (“Units”). Each Unit consists of one share of common stock, $.0001 par value per share (“Common Stock”), one right (“Right”) to receive one-tenth of one share of Common Stock upon consummation of the Company’s initial business combination and one warrant entitling the holder to purchase one-half of one share of Common Stock at a price of $12.50 per full share commencing on the later of the Company’s completion of its business combination or February 5, 2016 (“Warrant”). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $40,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 295,000 Units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,950,000. Of the Private Placement Units, 285,000 were purchased by insiders of the Company and 10,000 were purchased by EarlyBirdCapital, Inc., the representative of the underwriters of the IPO (“EBC”). The Private Placement Units are identical to the Units sold in the IPO, except the warrants included in the Private Placement Units will be non-redeemable, may be exercised on a cashless basis and may be exercisable for unregistered shares of Common Stock if the prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants is not current and effective, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. The holders of the Private Placement Units have agreed (A) to vote the shares of Common Stock included in the Private Placement Units (“Private Shares”) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated memorandum and articles of association with respect to the Company’s pre-business combination activities prior to the consummation of such a business combination unless the Company provides dissenting public shareholders with the opportunity to convert their public shares into the right to receive cash from the Company’s trust account in connection with any such vote, (C) not to convert any Private Shares into the right to receive cash from the trust account in connection with a shareholder vote to approve the Company’s proposed initial business combination or a vote to amend the provisions of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that such Private Shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated within the required time period. Additionally, the purchasers have agreed not to transfer, assign or sell any of the Private Placement Units (except to certain permitted transferees) until the completion of the Company’s initial business combination.

An audited balance sheet, as of February 11, 2015, reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. Copies of the press releases issued by the Company announcing the pricing of the IPO and consummation of the IPO and Private Placement are included as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Audited Balance Sheet.

99.2	Press Release Announcing Pricing of IPO.

99.3	Press Release Announcing Consummation of IPO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2015
BARINGTON/HILCO ACQUISITION CORP.

	By:	/s/ James A. Mitarotonda
James A. Mitarotonda
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Audited Balance Sheet.

99.2	Press Release Announcing Pricing of IPO.

99.3	Press Release Announcing Consummation of IPO.